UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2006
Motorcar Parts of America, Inc.

(Exact name of registrant as specified in its charter)

New York	0-23538	11-2153962

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance CA		90503

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 972-4005
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On April 19, 2006, the registrant entered into an amendment to its credit facility with Union Bank of California, N.A. Under the terms of the amendment, the amount of available credit was increased from $15,000,000 to $25,000,000 and the expiration date for the credit agreement was extended from October 2, 2006 to October 1, 2008. The amendment also added a covenant establishing a maximum leverage ratio, reduced the minimum fixed charge coverage ratio that the registrant must maintain and added provisions providing for a 25 basis point reduction in the interest rate charged under the credit facility and a 12.5 basis point reduction in the unutilized loan fee if the registrant achieves a targeted leverage ratio. Copies of the amendment and the related revolving note are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference. A copy of the press release the registrant issued on April 24, 2006 announcing the amendment to the credit facility is attached as Exhibit 99.3 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits
            99.1    Third Amendment to Credit Agreement dated as of April 10, 2006 between Motorcar Parts of America, Inc. and Union Bank of California, N.A.
            99.2    Revolving Note dated as of April 10, 2006 executed by Motorcar Parts of America, Inc. in favor of Union Bank of California, N.A.
            99.3    Press release dated April 24, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.
Date: April 24, 2006	/s/ Mervyn McCulloch
Mervyn McCulloch
Chief Financial Officer